Exhibit 99.1
Contacts:

Media	Investors
Brad Bishop	Sean O’Hara	Sam Leno
574-372-4291	574-371-8032	574-372-4790
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	sam.leno@zimmer.com
Zimmer Holdings, Inc. Announces Support for Board Declassification
(WARSAW, IND) November 15, 2006 — Zimmer Holdings, Inc. (NYSE and SWX:ZMH) announced today that, at the next annual meeting of stockholders, its Board of Directors will recommend an amendment to the Company’s charter to declassify its board structure.
The Company’s Board of Directors is currently divided into three classes, with directors in each class serving staggered three-year terms. If the proposal is approved by more than 80 percent of the Company’s outstanding shares, then directors elected after 2007 will serve annual terms.
J. Raymond Elliott, Chairman of the Board of Directors and President and Chief Executive Officer of the Company, commented, “The Board is aware of the continuing interest in the way companies elect their boards. A stockholder proposal to declassify our Board received support at our last annual meeting, although not at the level required to amend our charter. This proposal, and the recently announced change to our by-laws providing for majority voting for election of directors, clearly demonstrate the Board’s commitment to following best practices in today’s corporate governance environment.”
Additional information regarding the Company’s corporate governance is available at http://investor.zimmer.com/governance.cfm.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2005 sales were approximately $3.3 billion. The Company is supported by the efforts of more than 6,700 employees worldwide.
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Visit Zimmer on the worldwide web at www.zimmer.com
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.